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                                                                      EXHIBIT 21

                          FIRST ACCEPTANCE CORPORATION
                     LISTING OF SUBSIDIARIES OF THE COMPANY

At June 30, 2005, the subsidiaries of the Company were as follows:

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NAMES OF SUBSIDIARIES                                        ORGANIZED UNDER THE LAWS OF
---------------------                                        ---------------------------
LNC Holdings, Inc.                                                      Nevada

USAuto Insurance Company, Inc.                                        Tennessee

Village Auto Insurance Company, Inc.                                   Georgia

Acceptance Insurance Agency, Inc.                                      Georgia

Alabama Acceptance Insurance Agency, Inc.                              Alabama

USAuto Services, Inc.                                                  Delaware

Transit Automobile Club Inc.                                          Tennessee

USAuto Holdings, Inc.                                                  Delaware

Acceptance Insurance Agency of Tennessee, Inc.                        Tennessee

Acceptance Insurance Agency of Texas, Inc.                              Texas
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